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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: January 15, 1998

                              CKE RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                       1-13192                33--0602639
----------------------------          -----------             -------------
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)        Identification Number)

             1200 North Harbor Boulevard, Anaheim, California 92801
                    (Address of principal executive offices)

                                 (714) 774-5796
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

         On January 15, 1998, CKE Restaurants, Inc. ("CKE") announced that CKE has entered into a Letter of Intent with Advantica Restaurant Group, Inc. and Spartan Holdings, Inc. regarding a proposed transaction pursuant to which CKE agreed to purchase from Spartan Holdings, Inc. all of the issued and outstanding shares of common stock of Flagstar Enterprises, Inc. ("FEI"), an Alabama corporation and its subsidiaries for a purchase price of approximately $369,100,000 in cash and the assumption of $45.6 million in capital lease liabilities plus up to $38.1 million in liabilities. Such purchase price is subject to adjustment based on the net operating liabilities of FEI as of the closing date.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  99 Press Release - January 15, 1998 - CKE Restaurants Announces Plans to Purchase Hardee's Franchises from Advantica Restaurant Group.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CKE RESTAURANTS, INC.

Dated: January 27, 1998                         /s/ CARL A. STRUNK
                                                --------------------------------
                                                Carl A. Strunk
                                                Executive Vice President
                                                Chief Financial Officer





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                                  EXHIBIT INDEX

         99 Press Release - January 15, 1998 - CKE Restaurants Announces Plans to Purchase Hardee's Franchises from Advantica Restaurant Group.